EXHIBIT 99.1

NEWS RELEASE

Kosmos Energy ENTERS GULF OF MEXICO
WITH $1.225 Billion Acquisition of Deep GULF ENERGY

DALLAS, Texas, August 6, 2018 – Kosmos Energy (NYSE/LSE: KOS) announced today that the company has entered into an agreement to acquire Deep Gulf Energy (“DGE”)1, a leading deepwater company operating in the Gulf of Mexico, from First Reserve and other shareholders for a total consideration of $1.225 billion, subject to certain adjustments. By acquiring DGE, Kosmos adds to its deepwater Atlantic Margin portfolio an established business with attractive assets and a strong record of growing production and reserves through infrastructure-led exploration. This immediately accretive acquisition enhances the scale of the company and is expected to generate significant free cash flow, enabling Kosmos to return cash to shareholders through a dividend, beginning in the first quarter of 2019.

Transaction Highlights

•	Immediately accretive:

o	Acquisition EV / 2018 estimated EBITDAX: 3.4x vs. Kosmos at 6.4x2

o	Acquisition EV / 2018 estimated 2P reserves: approximately $15 per barrel of oil equivalent (boe) vs. Kosmos at approximately $21 per boe

•	Adds approximately 25,000 barrels of oil equivalent per day (boed) production (~85% oil), with an estimated reserves to production ratio of 8.8, growing 2018 pro forma production by 50% from approximately 45,000 to 70,000 boed

•	Adds estimated 2P reserves of approximately 80 million barrels of oil equivalent[3] (MMboe), increasing total 2P reserves by 40% from over 200 MMboe to approximately 280 MMboe

•	Adds experienced deepwater Gulf of Mexico management team with track record of delivering short-cycle, high-margin production

•	Attractive acquisition with NPV-10 breakeven of approximately $48.00 per barrel WTI

•	Low asset retirement obligation of approximately $100 million undiscounted

•	Enables commencement of dividend payment in the first quarter of 2019, underpinned by expected production growth and sustainable free cash flow

Andrew G. Inglis, chairman and chief executive officer, said: “With this acquisition, Kosmos continues to grow into a larger, more balanced exploration and production company, with increasingly diversified production, a pipeline of world-class development projects, and a portfolio of short- and longer-cycle exploration opportunities. Over the last four years, Kosmos has doubled production, and this acquisition creates the platform to double production again in the next four years. With many competitors leaving the Gulf of Mexico to chase onshore shale plays, a huge opportunity has opened in the basin. The best deepwater assets can compete with the best of shale, and now is a good time to enter the Gulf of Mexico. This highly complementary transaction is immediately accretive – delivering sustainable production and free cash flow growth, and enabling dividend payments to begin in the first quarter of 2019.”

Transaction Details

Under the terms of the transaction, Kosmos will acquire DGE for total consideration of $1.225 billion, comprised of $925 million in cash and $300 million in Kosmos common shares issued to First Reserve, management, and other DGE shareholders. Kosmos intends to fund the cash portion of the purchase price with borrowings under its existing credit facilities. In connection with the transaction, Kosmos has received $200 million of additional firm commitments to increase its reserves-based loan facility capacity.

The acquisition is expected to close around the end of the third quarter 2018, subject to receipt of regulatory approval and the satisfaction of customary closing conditions.

Evercore Inc. and Goldman Sachs & Co. LLC acted as financial advisors to Kosmos.

Conference Call & Webcast Information

Kosmos will discuss the acquisition on the Company’s second quarter 2018 earnings conference call on Monday, August 6, 2018 at 10:00 a.m. CDT.

Dial-in telephone numbers:

U.S. / Canada: +1.877.407.3982

International: +1.201.493.6780

Webcast: investors.kosmosenergy.com

A slide presentation will be made available on the Investors page of Kosmos’ website at www.kosmosenergy.com immediately after this news release is issued. A replay of the webcast will be available on the website for approximately 90 days following the event.

Note:

1.	Includes Deep Gulf Energy LP, Deep Gulf Energy II, LLC and Deep Gulf Energy III, LLC (collectively “DGE”)

2.	Acquisition EBITDAX based on Kosmos’s internal estimates which assume pricing based on the July 26, 2018 NYMEX WTI strip of $67.32 per barrel in 2018. Kosmos enterprise value calculated using Kosmos’s July 30, 2018 closing price and second quarter 2018 net debt. Kosmos EV / EBITDAX multiple calculated using Bloomberg consensus EBITDAX.

3.	Estimated 2P reserves as of June 30, 2018

About Kosmos Energy

Kosmos is a well-capitalized, pure play deepwater oil and gas company with growing production, a pipeline of development opportunities and a balanced exploration portfolio along the Atlantic Margins. Our assets include growing production offshore Ghana and Equatorial Guinea, a competitively positioned Tortue gas project in Mauritania and Senegal, and a sustainable exploration program balanced between proven basins (Equatorial Guinea), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire and Sao Tome and Principe). As an ethical and transparent company, Kosmos is committed to doing things the right way. The company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2017 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Inside Information

This announcement contains inside information. The person responsible for arranging the release of this announcement is Jamie Buckland, Vice President, Investor Relations and Rhys Williams, Senior Manager, Investor Relations.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss) and Adjusted net income (loss) per share are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as net income (loss) plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) equity-based compensation expense, (iv) unrealized (gain) loss on commodity derivatives (realized losses are deducted and realized gains are added back), (v) (gain) loss on sale of oil and gas properties, (vi) interest (income) expense, (vii) income taxes, (viii) loss on extinguishment of debt, (ix) doubtful accounts expense and (x) similar other material items which management believes affect the comparability of operating results. The Facility EBITDAX definition includes 50% of the EBITDAX adjustments of Kosmos-Trident International Petroleum Inc. The Company defines adjusted net income (loss) as net income (loss) after adjusting for the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, cash settlements on commodity derivatives, gain on sale of assets, and other similar non-cash and non-recurring charges, and then the non-cash and related tax impacts in the same period.

We believe that EBITDAX, Adjusted net income (loss), and Adjusted net income (loss) per share and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. Because EBITDAX, Adjusted net income (loss), and Adjusted net income (loss) per share excludes some, but not all, items that affect net income, these measures as presented by us may not be comparable to similarly titled measures of other companies.

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CONTACT:

Investor Relations

Jamie Buckland

+44 (0) 203 954 2831

jbuckland@kosmosenergy.com

Rhys Williams

+1-214-445-9693

rwilliams@kosmosenergy.com

Media Relations

Thomas Golembeski

+1-214-445-9674

tgolembeski@kosmosenergy.com